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                                                                   Exhibit 3(c)

Prudential Annuities Life                    Prudential Annuities Distributors,
Assurance Corporation                        Incorporated
One Corporate Drive                          One Corporate Drive
Shelton, CT 06484-0883                       Shelton, CT 06484-0883
Telephone (203) 926-1888                     Telephone (203) 926-1888
Fax (203) 929-8071                           Fax (203) 929-8071

                      INSURANCE PRODUCTS SALES AGREEMENT

THIS AGREEMENT is made this __ day of __________, __, by and among Prudential Annuities Life Assurance Corporation ("PALAC"), a Connecticut insurance company; Prudential Annuities Distributors, Incorporated ("PAD"), a Delaware corporation (PALAC and PAD referred to collectively as "Prudential Annuities"); ________________________ ("Broker-Dealer"), a ______________ corporation; and
any and all undersigned insurance agency affiliates of Broker-Dealer ("Associated Insurance Agencies").

   WHEREAS, PALAC offers certain variable annuity contracts, modified guaranteed annuity contracts and variable life insurance policies which are deemed to be securities under the Securities Act of 1933 (the "1933 Act") (collectively the "Registered Contracts"), as well as certain fixed and variable annuity contracts and life insurance contracts that are exempt from registration under the 1933 Act ("Non-Registered Contracts") (Registered Contracts and Non-Registered Contracts referred to collectively, as "Contracts"); and

   WHEREAS, PALAC has appointed PAD, a broker-dealer, as the Distributor of the Registered Contracts; and

   WHEREAS, Broker-Dealer is a broker-dealer engaged in the sale of securities and other investment products, including variable insurance products, and is licensed in certain states as an insurance agent or agency; and

   WHEREAS, in those states where Broker-Dealer cannot obtain the necessary licenses as an insurance agent or agency, Broker-Dealer has entered into an agreement with Associated Insurance Agency to act on its behalf in the capacity of insurance agent; and

   WHEREAS, in the event that Broker-Dealer and Associated Insurance Agency are the same party, the duties, responsibilities and privileges of Associated Insurance Agency under this Agreement shall be undertaken by Broker-Dealer; and

   WHEREAS, PALAC and PAD, in their individual capacities, proposes to authorize Broker-Dealer and any undersigned Associated Insurance Agency to solicit sales of the Contracts and ongoing premium and purchase payments to the Contracts;

NOW THEREFORE, in consideration of the premises and mutual promises contained herein including the Schedule(s), as amended from time to time, the parties hereto agree as follows:

1. APPOINTMENT AND AUTHORIZATION

   (a) PALAC and PAD hereby authorize Broker-Dealer to solicit sales of Contracts identified in the attached Schedule(s). PALAC hereby appoints Broker-Dealer, and any Associated Insurance Agency, in their capacity as licensed insurance agency, to solicit sales of the Contracts and ongoing premium and purchase payments in all states where PALAC is authorized to do business and where Broker-Dealer and/or Associated Insurance Agency is properly licensed and appointed on a non-exclusive basis. Broker-Dealer and Associated Insurance Agency accept such appointment and authorization, and each agrees to:
(i) use its best efforts to find purchasers of

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the Contracts that satisfy PALAC's issue requirements; (ii) provide ongoing service to such purchasers, including information consulting services, as described below; and (iii) where appropriate, to make appropriate efforts to conserve and retain Contracts that are with PALAC.

   (b) Broker-Dealer and Associated Insurance Agency are authorized to represent PALAC and PAD only to the extent expressly granted in this Agreement. No further authority is granted or implied. Except for this Agreement, no other legal relationship is intended or exists between Prudential Annuities and Broker-Dealer or Prudential Annuities and Associated Insurance Agency.

2. REPRESENTATIONS AND WARRANTIES

   (a) PALAC, PAD, Broker-Dealer and Associated Insurance Agency each represent and warrant to one another that they and the officers signing below have full power and authority to enter into this Agreement, and that this Agreement has been duly and validly executed by them and constitutes a legal, valid and binding agreement.

   (b) PAD represents and warrants to Broker-Dealer that PAD is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 ("1934 Act") and under the state securities laws of each jurisdiction in which such registration is required to distribute the Registered Contracts, and that it is a member in good standing of the Financial Industry Regulatory Authority ("FINRA").

   (c) Broker-Dealer represents and warrants to PAD that Broker-Dealer is, and at all times when performing its functions and fulfilling it obligations under this Agreement, will be, registered with the SEC as a broker-dealer under the 1934 Act and under the state securities laws of each jurisdiction in which such registration is required for the sale of the Contracts, and is a member in good standing of FINRA. Broker-Dealer will notify PAD immediately, in writing, if such registration is terminated or suspended, and shall take all reasonable actions to reinstate such registration. Broker-Dealer further represents and warrants to PALAC that Broker-Dealer is a properly licensed insurance agency in each jurisdiction in which such licensing is required for purposes of receiving compensation in connection with the Contracts, except in those states where Broker-Dealer has an Associated Insurance Agency that acts in the capacity of licensed insurance agency for purposes of receiving compensation.

   (d) Associated Insurance Agency represents and warrants to PALAC that Associated Insurance Agency is, and at all times when performing its functions and fulfilling its obligations under this Agreement, will be, a properly licensed insurance agency in each jurisdiction in which such licensing is required for purposes of soliciting sales of the Contracts and receiving compensation in connection with the Contracts and for ongoing premiums or purchase payments thereon.

3. COMPLIANCE WITH REGULATORY REQUIREMENTS

   Broker-Dealer shall comply with all rules and regulations of the SEC and FINRA governing the sale of the Registered Contracts and all applicable state insurance laws, rules and regulations. Broker-Dealer and Associated Insurance Agency shall comply with all applicable state and federal laws and the rules and regulations of governmental or regulatory agencies affecting or governing the sale of the Contracts including, but not limited to, those of the Department of Labor, in connection with the sale of Contracts deemed subject to the Employee Retirement Income Security Act. Broker-Dealer and Associated Insurance Agency shall also comply with all applicable rules and administrative procedures of Prudential Annuities.

4. LICENSING AND/OR APPOINTMENT OF REGISTERED REPRESENTATIVES

   (a) PALAC hereby authorizes Broker-Dealer to designate registered representatives who are associated persons of Broker-Dealer for appointment by PALAC as individual insurance agents, for the purpose of soliciting sales of the Registered Contracts ("Registered Representatives"). Broker-Dealer and Associated Insurance

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Agency (where required) are hereby authorized to designate individual insurance agents affiliated with Broker-Dealer or Associated Insurance Agency, for the purpose of soliciting sales of the Non-Registered Contracts ("Agents"). Broker-Dealer and Associated Insurance Agency shall not recommend a Registered Representative or Agent for appointment by PALAC unless such Registered Representative or Agent is duly licensed as an insurance agent in the state(s) in which it is proposed that such Registered Representative or Agent will solicit sales of the Contracts. Registered Representatives and Agents must specify with each Contract application, the Broker-Dealer and/or Associated Insurance Agency on whose behalf the application has been solicited. If a Registered Representative of Broker-Dealer or Agent of Associated Insurance Agency is no longer to be treated as the agent of record on a Contract, Broker-Dealer or Associated Insurance Agency must immediately notify PALAC in writing and, within thirty (30) business days of such notice, identify a Registered Representative of Broker-Dealer or Agent of Associated Insurance Agency who will act as the substitute agent of record.

   (b) Broker-Dealer and Associated Insurance Agency are solely responsible for the conduct of Registered Representatives and/or Agents associated with such Broker-Dealer and/or Associated Insurance Agency, as well as for monitoring ongoing compliance with applicable federal and state laws, rules and regulations and applicable NASD Rules. Prudential Annuities is not liable and undertakes no obligations under any agreement between Broker-Dealer and Registered Representative or Associated Insurance Agency and its Agents unless Prudential Annuities has specifically agreed to do so in writing.

   (c) PALAC, at its sole discretion, reserves the right to refuse to appoint any Registered Representative or Agent or, once appointed, to terminate or refuse to renew any Registered Representative's or Agent's appointment with PALAC. By written notice to Broker-Dealer or Associated Insurance Agency, PALAC may require Broker-Dealer or Associated Insurance Agency to cause Registered Representatives or Agents to cease soliciting Contracts and additional premiums or purchase payments thereon on behalf of PALAC or require Broker-Dealer or Associated Insurance Agency to cancel the appointment by PALAC of any of their Registered Representatives or Agents. Broker-Dealer and Associated Insurance Agency shall notify PAD immediately in writing if any Registered Representative appointed by PALAC ceases to be a Registered Representative of Broker-Dealer, is disciplined or suspended by FINRA or by Broker-Dealer, or if any Registered Representative or Agent ceases to be properly licensed or is the subject of a disciplinary proceeding in any state. Further, Broker-Dealer has, follows and enforces policies and procedures obligating its Registered Representatives to update their FINRA U-4. Broker-Dealer shall promptly notify Prudential Annuities if it becomes aware that any Registered Representative who is appointed by Prudential Annuities has updated their FINRA Form U4 to disclose a conviction that would disqualify them from engaging in the business of insurance under 18 USCS Sec. 1033 (Federal Crime Bill) and has not otherwise received the consent and/or waiver of an authorized insurance regulator to engage in the business of insurance.

   (d) Broker-Dealer and Associated Insurance Agency represent, warrant and certify that, on their own behalf, and as agent on behalf of PALAC, each:
(i) has performed due diligence in compliance with state law and has duly investigated and performed a thorough background check into the character and fitness of any Registered Representatives or Agent; (ii) is not aware of any felony or misdemeanor convictions in the last 10 years arising out of conduct involving embezzlement, fraudulent conversion or misappropriation of funds or securities, or involving violations of (S)(S)1341, 1342, or 1343 of Title 18 of the United States Code or any subsequent amendments thereto; and (iii) is satisfied that each such Registered Representative and/or Agent that Broker-Dealer and/or Associated Insurance Agency has designated is trustworthy, financially responsible, in good business standing and competent for appointment to act as an individual insurance agent of PALAC. Further, Broker-Dealer agrees to use reasonable efforts to not knowingly recommend anyone for appointment to conduct insurance business who is disqualified from engaging in the business of insurance under 18 USCS (S)1033 (Federal Crime
Bill), or who has not otherwise received consent and/or waiver of an authorized insurance regulator to engage in the business of insurance. Broker-Dealer and Associated Insurance Agency agree, to the extent permitted by law, to provide PALAC with copies of any and all background check reports and any additional documentation in connection with the investigation into the background of the designated Registered Representative or Agent.

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   (e) Registered Representatives who are duly licensed as insurance agents and appointed by PALAC shall have authority to solicit sales of the Registered Contracts and Non-Registered Contracts and additional premiums and purchase payments thereon. In addition, certain group variable annuity contracts that are sold as funding vehicles for qualified plans and that are exempt from registration under the 1933 Act ("Qualified Contracts") may only be solicited by Registered Representatives of Broker-Dealer. Agents who are not registered representatives of Broker-Dealer but who are properly insurance licensed and associated with Broker-Dealer and/or Associated Insurance Agency in the applicable jurisdiction may only solicit Non-Registered Contracts.

   (f) Broker-Dealer and Associated Insurance Agency agree to assist PALAC in appointing insurance licensed Registered Representatives and Agents, under applicable state insurance laws. Broker-Dealer and Associated Insurance Agency also agree to comply with PALAC's requirements regarding the submission of licensing or appointment documentation for proposed Registered Representatives and Agents.

5. SUPERVISORY RESPONSIBILITIES

   (a) Broker-Dealer shall have full responsibility for training and supervision of all Registered Representatives and all other persons associated with Broker-Dealer who are involved directly or indirectly in the offer or sale of the Registered Contracts, and to the extent required by SEC and/or FINRA, certain Non-Registered Contracts that are Qualified Contracts. All such persons shall be subject to the supervision and control of Broker-Dealer with respect to such persons' activities in connection with the sale of Registered Contracts and Qualified Contracts. Associated Insurance Agency shall have full responsibility for training and supervision of all Agents who are involved directly or indirectly in the offer or sale of the Contracts and for Agent's compliance with applicable state insurance laws. Broker-Dealer and Associated Insurance Agency shall be responsible for all acts and omissions of each Registered Representative or Agent, as applicable. PALAC and PAD shall not incur liability or have any responsibility for the supervision of Registered Representatives or Agents.

   (b) Before Registered Representatives begin soliciting sales of the Registered Contracts or Qualified Contracts, Broker-Dealer and Associated Insurance Agency must insure that the Registered Representatives are: (i) an associated person of Broker-Dealer; (ii) licensed, registered or otherwise qualified under applicable federal and state laws to engage in such activities and any applicable FINRA registration; (iii) trained in the sale of the such Contracts; and (iv) only soliciting sale of such Contracts in jurisdictions where PALAC has authorized such solicitations.

   (c) Before Registered Representatives or Agents engage in the sale of the Non-Registered Contracts, Broker-Dealer and Associated Insurance Agency must insure that such individuals are: (i) licensed or otherwise qualified under applicable state laws to engage in such activities; (ii) trained in the sale of such Contracts; and (iii) only soliciting sales of such Contracts in jurisdictions where PALAC has authorized such solicitations.

   (d) Broker-Dealer and Associated Insurance Agency are responsible for supervising and reviewing its Registered Representatives' use of sales literature and advertising and all other communications with the public related to the Contracts. With regard to Registered Contracts, no sales solicitation, including the delivery of supplemental sales literature or other materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by the appropriate then current product prospectus, unless such material is not required to be so presented.

   (e) Broker-Dealer and Associated Insurance Agency shall establish rules and procedures as may be necessary to cause diligent supervision of the securities activities of Registered Representatives, employees and/or affiliated persons or organizations. Upon request by PALAC or PAD, Broker-Dealer and Associated Insurance Agency shall furnish in a timely fashion any records or other documentation evidencing such diligent supervision.

   (f) When properly authorized by a Contract owner, Broker-Dealer and Associated Insurance Agency shall execute any electronic or telephone transactions in accordance with the current procedures communicated by PALAC and as may be described in the prospectus(es) applicable to the Contracts. Broker-Dealer agrees that, in consideration for the electronic and telephone transaction privileges available under the Contracts, PALAC will not be liable for any loss incurred as a result of acting upon electronic or telephone instructions containing unauthorized, incorrect or incomplete information received from Broker-Dealer, Associated Insurance Agency, Registered Representatives or Agents.

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   (g) In the event a Registered Representative or Agent performs any unauthorized, incorrect or incomplete transaction(s) with respect to a Contract(s), Broker-Dealer and/or Associated Insurance Agency shall bear sole responsibility for any and all financial liability resulting from such conduct, shall immediately notify PALAC in writing, and, in the case of unauthorized transactions, shall act to terminate the sales activities of such Registered Representative or Agent relating to the Contract(s).

   (h) In the event a Registered Representative, Agent or an other persons associated with Broker-Dealer who is involved in the sale or servicing of the Contracts fails to meet the Broker-Dealer's or Associated Insurance Agency's rules and standards, Broker-Dealer or Associated Insurance Agency, as the case may be, shall immediately notify PALAC in writing and shall terminate the sales or servicing activities of such person related to the Contracts.

6. MISREPRESENTATION

   Broker-Dealer, Associated Insurance Agency, Registered Representatives, and Agents, in connection with soliciting sales of the Contracts or soliciting additional premiums, purchase payments, or other transactions under a Contract, shall not give any information or make any representations or statements concerning the Contracts which are materially misleading or omit to state material facts necessary in order to make the statements made not misleading, or which are not contained in or otherwise consistent with information or representations contained, (i) in the case of a Registered Contract, in the prospectus, statement of additional information and registration statement for the Contracts, or in reports or proxy statements thereof, or in promotional, sales or advertising material or other information supplied and approved in writing by PALAC or PAD for such use, (ii) in the case of Qualified Contracts, in any disclosure statement distributed by PALAC, or (iii) in the case of Non-Registered Contracts, in the contracts or materials furnished by PALAC. Broker-Dealer, Associated Insurance Agency, Registered Representatives, and Agents may not modify or represent that they may modify any such prospectus, statement of additional information, registration statement, disclosure statement, contract, promotional, sales or advertising materials.

7. USE OF ADVERTISING AND PROMOTIONAL MATERIAL

   Broker-Dealer, Associated Insurance Agency, Registered Representatives, and Agents shall not use or distribute, in writing or electronically, any advertisement or sales literature, as defined in Section 2210 of the rules of the National Association of Securities Dealers, Inc. adopted by FINRA ("NASD Rules") or applicable state insurance law, relating to the Contracts, unless the specific item has been provided by Prudential Annuities or has first been approved for use in writing by Prudential Annuities. Prudential Annuities reserves the right to recall any material provided by them at any time for any reason, and Broker-Dealer and Associated Insurance Agency shall promptly comply with any such request for the return of material and shall not use any such material thereafter. Additionally, Broker-Dealer or Associated Insurance Agency must return or destroy all manuals, forms, supplies, and any other properties furnished by Prudential Annuities immediately upon termination of this Agreement. Broker-Dealer, Associated Insurance Agency, Registered Representatives, and Agents shall comply with IM-2210-2 of the NASD Rules regarding Communications with the Public about Variable Life Insurance and Variable Annuities.

8. SOLICITING APPLICATIONS AND PAYMENTS

   (a) Broker-Dealer and Associated Insurance Agency shall review all applications, enrollment forms or other forms seeking Contracts, additional coverage or reinstatement of coverage under a Contract for completeness and accuracy, as well as compliance with applicable suitability standards. Upon request, Broker-Dealer and Associated Insurance Agency shall provide PALAC and/or PAD with satisfactory proof of approval by a principal of Broker-Dealer or Associated Insurance Agency indicating that the application has been reviewed for suitability. Broker-Dealer will promptly, but in no case later than the end of the next business day following receipt by Broker-Dealer or a Registered Representative, forward all complete and correct applications, forms and/or other required

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documentation, together with any payments received with the such forms, without deduction for compensation unless there has been a written agreement for netting of sales or service compensation payable by Prudential Annuities to Broker-Dealer and/or Associated Insurance Agency, as applicable.

   (b) Prudential Annuities may authorize Broker-Dealer and Associated Insurance Agency to transmit applications, forms and/or other required documentation to Prudential Annuities via electronic transmission, subject to all applicable administrative procedures and rules of Prudential Annuities. Broker-Dealer and Associated Insurance Agency shall provide such information in a form and manner that is mutually agreeable to Prudential Annuities and Broker-Dealer and Associated Insurance Agency. Any agreement between the parties hereto relating to electronic transmission of applications, forms and other required documentation ("Electronic Transmission Agreement") is incorporated into this Agreement by reference and will provide standards as to timeliness and accuracy of electronic transmissions as well as establish rules as to liability for any losses due to delays or transmission errors. Any Electronic Transmission Agreement will only modify this Agreement to the extent indicated.

   (c) All requests for Contracts, additional coverage, or reinstatement of coverage are subject to PALAC's acceptance. PALAC reserves the right, in its sole discretion, to reject any such request and refund or return any payment made thereon. PALAC also reserves the right to prescribe conditions, rules, and regulations for the offer and acceptance of its Contracts, including additional coverage thereon or reinstatement of coverage, which may be changed from time to time. PALAC will forward changes to such conditions, rules, and regulations to Broker-Dealer or Associated Insurance Agency at their last known mailing address.

   (d) PALAC will forward Contracts once issued to Broker-Dealer or Associated Insurance Agency for delivery to the Contract owner according to procedures established by PALAC, unless PALAC has provided otherwise. Broker-Dealer and Associated Insurance Agency shall deliver each such Contract to the respective Contract owner. With respect to Registered Contracts, Broker-Dealer must deliver the Contract within the five (5) business days after receipt by Broker-Dealer or Associated Insurance Agency. Broker-Dealer shall be liable to PALAC for any loss incurred by PALAC (including consequential damages and regulatory penalties) due to any delay by Broker-Dealer, Associated Insurance Agency, Registered Representative or Agent in delivering such Contract. Notwithstanding the above obligation, PALAC reserves the right to transmit documentation directly to the Contract owner.

   (e) Notwithstanding Paragraph 8(d), Broker-Dealer, Associated Insurance Agency, Registered Representative or Agent shall not deliver a life insurance contract to a Contract owner if the Registered Representative or Agent or any employees or affiliated persons of Broker-Dealer or Associated Insurance Agency have knowledge that the Contract owner's health has changed since the application was taken or unless a premium payment previously has been made and accepted by PALAC on such Contract. Any such Contract must be returned to PALAC at its Home Office.

9. PREMIUM PAYMENTS

   All premium or purchase payments (hereinafter collectively referred to as "Payments") are the property of PALAC and shall be transmitted to PALAC by Broker-Dealer or Associated Insurance Agency immediately upon receipt by Broker-Dealer or Associated Insurance Agency or any Agent or Registered Representative in accordance with PALAC's administrative procedures. Broker-Dealer or Associated Insurance Agency may not deduct or offset any compensation claimed by Broker-Dealer or Associated Insurance Agency, unless there has been a written agreement for netting of sales or service compensation payable by Prudential Annuities to Broker-Dealer and/or Associated Insurance Agency, as applicable. CUSTOMER CHECKS SHALL BE MADE PAYABLE TO THE ORDER OF "PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION." PALAC reserves the right to reject and return any Payment for any reason.

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10. COMPENSATION

   (a) PALAC will pay sales and/or service compensation to Broker-Dealer (or, if required by law, to Associated Insurance Agency) in connection with the Contracts according to the terms of the applicable Schedule(s) in effect as of the date sales and/or service compensation is payable under the Contract. Schedules effective on or after the issue date of a Contract will govern all subsequent sales and/or service compensation payable for such Contract on or after the Schedule effective date. The amount of compensation payable under any Schedule(s), the continued availability of any compensation option(s) and other conditions relating to payment of such compensation are subject to change upon written notice to Broker-Dealer and Associated Insurance Agency, as applicable.

   (b) PALAC provides compensation for sale of the Contracts, as commissions and/or asset-based compensation. PALAC may also provide compensation in relation to providing information consulting services to Registered Contract owners on behalf of PALAC. Information consulting services consist of communicating, and where necessary, explaining to Registered Contract owners, certain types of statistical information regarding the investment options available under the Registered Contracts. Information consulting fees are payable for providing such services to Registered Contract owners and not for the sale of such Contracts. Information consulting fees may not be payable on all Registered Contracts.

   (c) Compensation to the Registered Representatives or Agents by Broker-Dealer or the Associated Insurance Agency on Contracts solicited by the Registered Representatives or Agents and issued by PALAC will be governed by agreements between Broker-Dealer or the Associated Insurance Agency and their respective Registered Representatives or Agents. Any payment thereof will be the Broker-Dealer's or Associated Insurance Agency's sole responsibility.

   (d) If there is a change in the agent of record after the issue date of a Contract, any subsequent compensation payable in connection with such Contract will be governed by the compensation option elected by the agent of record at the time the Contract was issued.

   (e) Broker-Dealer and Associated Insurance Agency expressly authorize PALAC to charge against all compensation due or to become due to Broker-Dealer or Associated Insurance Agency under this Agreement any amount paid or liabilities incurred by PALAC under this Agreement that are determined to be due to the conduct of Broker-Dealer, Associated Insurance Agency, Registered Representatives or Agents. Additionally, PALAC may deduct at any time any indebtedness or obligation Broker-Dealer or Associated Insurance Agency owes PALAC from any monies due under this Agreement that are determined to be due to the conduct of Broker-Dealer, Associated Insurance Agency, Registered Representatives or Agents

   (f) Prudential Annuities shall not be obligated to pay any compensation related to Registered Contracts if Broker-Dealer is disqualified from continued registration with FINRA. In such event, Prudential Annuities will hold any such compensation from the date of such disqualification, provided Broker-Dealer
(i) commences an appeal to FINRA within 180 days following the disqualification notice; (ii) actively pursues such appeal; and (iii) notifies Prudential Annuities of an appeal as well as the outcome of such appeal. Prudential Annuities may, at its sole discretion, require documentation regarding the outcome of said appeal. Should Broker-Dealer's FINRA registration be reinstated, all compensation due or becoming due during the period of disqualification shall be immediately paid, without interest, provided such payment does not violate any NASD Rules or regulations in effect at the time of such payment.

   (g) Any outstanding indebtedness Broker-Dealer or Associated Insurance Agency owes PALAC or PAD shall become immediately due and payable upon termination of this Agreement.

   (h) Broker-Dealer and/or Associated Insurance Agency may request that Prudential Annuities make payment of compensation to an account established by and/or in the name of Broker-Dealer and/or Associated Insurance Agency at the National Securities Clearing Corporation ("NSCC") or other similar or successor entity. If Prudential Annuities agrees to make payment of compensation to such account, Prudential Annuities shall only be responsible for following the procedures for payment established by the terms of Prudential Annuities' agreement(s) with the NSCC. In consideration of Prudential Annuities' agreement to make payment to Broker-Dealer and/or Associated Insurance Agency through its NSCC account, Broker-Dealer and/or Associated Insurance Agency agree to only seek recovery, for amounts due under the Agreement and for which Prudential Annuities has made payment

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in accordance with NSCC rules, from NSCC. Prudential Annuities shall bear no financial responsibility for any amounts properly paid to NSCC on behalf of Broker-Dealer and/or Associated Insurance Agency.

11.RETURN OF COMPENSATION

   If PALAC is required to refund premiums or purchase payments, or return account values on any Contract for any reason, then any compensation otherwise payable will be adjusted as set forth in the Schedule(s). Any compensation previously paid in connection with such Contract must be repaid to PALAC or PAD within thirty (30) business days notice to Broker-Dealer or Associated Insurance Agency of such a return of amounts in connection with such Contract. Prudential Annuities shall have the right to offset any such returned compensation against amounts otherwise payable by Prudential Annuities. Prudential Annuities agrees to notify Broker-Dealer and Associated Insurance Agency within thirty (30) days after any action that results in a charge back of compensation.

12. PAYMENT TO ASSOCIATED INSURANCE AGENCY

   (a) Broker-Dealer and Associated Insurance Agency represent and warrant that they are in compliance with the terms and conditions of one or more no-action letters issued by the SEC with respect to an insurance agency associated with a registered broker-dealer not registering as a broker-dealer with the SEC. In reliance on such representation, Prudential Annuities agrees to pay compensation in connection with the Contracts, that would otherwise be payable to Broker-Dealer, to the Associated Insurance Agency that is properly state licensed. Broker-Dealer and Associated Insurance Agency represent and warrant that any compensation payable by Prudential Annuities in connection with the Contracts shall be distributed by Associated Insurance Agency only to duly licensed and properly appointed Registered Representatives and Agents.

   (b) Broker-Dealer and Associated Insurance Agency shall notify PAD immediately in writing if Broker-Dealer and/or and Associated Insurance Agency fail to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions. If Associated Insurance Agency is the same party as Broker-Dealer, this Paragraph 12 does not apply, and Broker-Dealer shall undertake all the duties, responsibilities and privileges under this Agreement.

13. HOLD HARMLESS AND INDEMNIFICATION PROVISIONS

   (a) Broker-Dealer and Associated Insurance Agency shall indemnify and hold Prudential Annuities harmless from any liability, loss or expense sustained as a result of any acts or omissions, or the violation or noncompliance with any applicable federal or state law or regulation or any provision of this Agreement by Broker-Dealer, its Registered Representatives and associated persons of Broker-Dealer, Associated Insurance Agency and its Agents and any employees or affiliated persons, of any of the foregoing, including but not limited to, any claim by one or more Agents or Registered Representatives for amounts alleged to be payable pursuant to this Agreement for the sale of any Contracts.

   (b) Prudential Annuities shall indemnify and hold Broker-Dealer and Associated Insurance Agency harmless from any liability, loss or expense sustained as a result of any acts or omissions, or the violation or noncompliance with any applicable federal or state law or regulation or any provision of this Agreement by Prudential Annuities and any employees or affiliated persons of Prudential Annuities.

   (c) Indemnification of Broker-Dealer and Associated Insurance Agency by Prudential Annuities is subject to the condition that Broker-Dealer and Associated Insurance Agency promptly notify Prudential Annuities of any claim or suit made against Broker-Dealer or Associated Insurance Agency and that Broker-Dealer and Associated Insurance Agency allow Prudential Annuities to make such investigation, settlement, or defense thereof as Prudential Annuities deems prudent.

InsProdSalesAgr (Rev 01/08)                                       Page 8 of 14

14. NON-ASSIGNABILITY PROVISION

   No assignment of this Agreement or any duty or compensation payable hereunder shall be valid unless authorized by PALAC in writing. Every assignment shall be subject to any indebtedness and obligation Broker-Dealer or Associated Insurance Agency owes PALAC and any applicable state insurance laws or regulations pertaining to such assignments.

15. NON-WAIVER PROVISION

   (a) No waiver or modification of this Agreement will be effective unless it is in writing and is signed by all parties hereto. Notwithstanding the above, the parties agree that any Schedule(s) to this Agreement may be amended from time to time, and that such revised Schedule(s) shall be automatically effective upon receipt by Broker-Dealer and Associated Insurance Agency.

   (b) Failure of any party to insist on strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure of any party to terminate the Agreement for any of the causes set forth in this Agreement will not constitute a waiver of that party's right to terminate this Agreement at a later time for any of these causes.

16. AMENDMENTS

   Except as stated in Paragraph 15, no amendment to this Agreement will be effective unless it is in writing and signed by all parties hereto.

17. INDEPENDENT CONTRACTORS

   Broker-Dealer and its Registered Representatives, and Associated Insurance Agency and its Agents are independent contractors with respect to PALAC and PAD. Nothing contained in this Agreement is intended to create a relationship of employee and employer between Prudential Annuities and Broker-Dealer and/or its Registered Representatives, or Associated Insurance Agency and its Agents.

18. NOTIFICATION OF COMPLAINTS OR DISCIPLINARY PROCEEDINGS

   (a) Broker-Dealer and Associated Insurance Agency agree to notify Prudential Annuities immediately of any Contract owner complaints or disciplinary proceedings against Broker-Dealer, Associated Insurance Agency or any Registered Representatives or Agents relating to the Contracts or any threatened or filed arbitration action or civil litigation arising out of solicitation or servicing of the Contracts. Additionally, Broker-Dealer and Associated Insurance Agency shall promptly forward to Prudential Annuities at its Home Office, by certified mail, any notice of claim, any legal process or notice of claims served on Broker-Dealer or Associated Insurance Agency in a suit or proceeding against Broker-Dealer or Associated Insurance Agency arising out of the conduct of business under this Agreement.

   (b) Broker-Dealer and Associated Insurance Agency shall cooperate with Prudential Annuities in investigating and responding to any Contract owner complaint, attorney demand, or inquiry received from state insurance departments or other regulatory agencies or legislative bodies, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement.

   (c) Any response by Broker-Dealer or Associated Insurance Agency to an individual Contract owner complaint arising out of the conduct of business under this Agreement must be sent to Prudential Annuities for its approval before being sent to the Contract owner. Any responses to such Contract owner complaints must be sent to

InsProdSalesAgr (Rev 01/08)                                       Page 9 of 14

Prudential Annuities not less than five (5) business days before being sent to the Contract owner, except that if a more prompt response is required, the proposed response may be communicated to Prudential Annuities by telephone, facsimile or in person.

   (d) Broker-Dealer and Associated Insurance Agency are not authorized, and are expressly forbidden, from settling or offering to settle any complaint or litigation from a Contract owner, assignee, beneficiary or other party in interest to a Contract.

   (e) Failure to comply with Prudential Annuities' procedures for notification, investigation and response to Contract owner complaints by Broker-Dealer, Associated Insurance Agency, any Registered Representatives or Agents may be grounds for immediate termination of this Agreement as well as other limitations contained in Paragraph 13.

19. BOOKS, ACCOUNTS AND RECORDS

   Broker-Dealer and Associated Insurance Agency agree to maintain books, accounts and records so as to clearly and accurately disclose the nature and details of transactions relating to the Contracts. Prudential Annuities reserves the right to examine and inspect said records during normal business hours. Additionally, Broker-Dealer and Associated Insurance Agency shall promptly submit such books, accounts and records, upon request, to the regulatory and administrative bodies that have jurisdiction over PALAC and PAD or any applicable court of competent jurisdiction.

20. LIMITATIONS

   (a) No party other than PALAC shall have authority on behalf of PALAC to incur any indebtedness or liability, to make, alter, or discharge any Contract issued by PALAC, to waive any forfeiture provision or to grant, permit, or extend the time of making any Payments, or to alter the forms which PALAC may prescribe or substitute other forms in place of those prescribed by PALAC or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of PALAC.

   (b) Broker-Dealer and Associated Insurance Agency shall not offer or pay any rebate of premium or purchase payment or make any offer of or provide any other inducement not specified in the Contracts, shall not make any misrepresentation or incomplete comparison between contracts or companies for the purposes of inducing a policy or contract of any other company to lapse, forfeit or surrender such policy or contract and shall comply with all applicable laws and regulations related to replacement of contracts or policies of insurance.

21. CONFIDENTIAL INFORFMATION & PRIVACY

   (a) Each Party shall safeguard and hold confidential from disclosure to unauthorized parties all "Confidential Information" of any other Party, which term "Confidential Information" shall mean any and all information which is in any way connected with, derived from or related to the business of such Party, including without limitation, any business and financial records, any retail or institutional customer information, computer programs, technical data, investment information, lists, compilations, compositions, programs, plans, devices, descriptions, drawings, methods, techniques, processes, designs, theories concepts or ideas, and any information relating to the pricing or marketing policy, suppliers or customers of a Party.

   (b) Confidential Information shall not include information to the extent such information is (i) already known to the receiving Party free of any restriction at the time obtained, including information in the public domain;
(ii) subsequently learned from an independent third party free of restriction;
(iii) known through no wrongful act of either Party; or (iv) independently developed by a Party without reference to information which is confidential.

   (c) For purposes of this Section, only officers, directors, and employees of Prudential Annuities, the Distributor, the Broker-Dealer and its Affiliates, including their respective accountants, auditors, and attorneys, shall be authorized parties, provided those individuals have a "need to know" the Confidential Information that is

InsProdSalesAgr (Rev 01/08)                                      Page 10 of 14
consistent with their respective positions and legal obligations and responsibilities. Before disclosing any Confidential Information, an authorized individual will be advised that such information must be kept confidential.

   (d) In the event that one Party (the "Disclosing Party") is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information to an unauthorized party, the Disclosing Party shall provide the other Parties (the "Non-Disclosing Parties") with prompt notice of any such request or requirement so that the Non-Disclosing Parties may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Non-Disclosing Parties, the Disclosing Party is nonetheless, in the opinion of counsel, required to disclose Confidential Information, the Disclosing Party may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises the Disclosing Party is required to be disclosed, provided that the Disclosing Party attempt to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Non-Disclosing Parties, at the Non-Disclosing Partys' expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

   (e) Each Party further acknowledges and agrees that, in the event of a breach by it of the provisions of this Section, one or more other Parties will suffer irreparable harm and damages and, accordingly, shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction. The provisions of this Section shall survive any termination of this Agreement.

   (f) Without limiting the foregoing, the parties hereby acknowledge that they are subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. (S) 6801 et seq., pursuant to which regulations the parties are required to obtain certain undertakings from each other with regard to the privacy, use and protection of nonpublic personal financial information of Broker/Dealer's and/or General Agent's clients or prospective clients or Company's insureds or prospective insureds. Therefore, notwithstanding anything to the contrary contained in this Agreement, the parties agree that: (1) they shall not disclose or use any Client Data except to the extent necessary to carry out their obligations under this Agreement and for no other purpose,
(2) they shall not disclose Client Data to any third party, including, without limitation, their respective third party service providers except to the extent necessary to carry out their obligations under this Agreement and then only with an agreement in writing from the third party to use or disclose such Client Data only to the extent necessary to carry out their respective obligations under this Agreement and for no other purposes, (3) they shall maintain, and shall require all third parties approved under subsection (2) to maintain effective information security measures to protect Client Data from unauthorized disclosure or use, and (4) they shall provide each other with information regarding such security measures upon the reasonable request of the other party and promptly provide the other with information regarding any failure of such security measures or any security breach related to Client Data. The obligations set forth in this Section shall survive termination of the Agreement. For the purposes of this Agreement, Client Data means the nonpublic personal information (as defined in 15 U.S.C. (S) 6809(4)) of the parties' clients or prospective clients or insureds or prospective insureds received by the other party in connection with the performance of its obligations under the Agreement, including, but not limited to (I) an individual's name, address, e-mail address, IP address, telephone number and/or social security number, (II) the fact that an individual has a relationship with the other party and their parents, affiliated or subsidiary companies, or
(III) an individual's account information.

22. ANTI-MONEY LAUNDERING

   (a) The Parties agree to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("BSA") as amended by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), its implementing regulations, and related SEC and NASD Rules. These requirements, for such Customer Identification Program, include requirements to identify and report currency transactions and suspicious activity, to verify customer identify, to conduct customer due diligence and to

InsProdSalesAgr (Rev 01/08)                                      Page 11 of 14
implement anti-money laundering compliance programs. Each Party represents to the other Parties that, to the extent required by the USA PATRIOT Act, it will establish and maintain a comprehensive anti-money laundering compliance program.

   (b) The Parties further agree to comply with the economic sanction programs administered by the United States Treasury Department's Office of Financial Assets Control ("OFAC") and, to the extent required by such programs, establish and maintain a comprehensive compliance program which includes, among other things, procedures for checking customer names and wire transfers against OFAC lists.

   (c) The Parties agree to promptly take whatever action is required by law, regulations, rule or its internal policies whenever it discovers questionable activity or potential indications of suspicious activity or questionable activity or potential indications of suspicious activity or OFAC matches are detected. To the extent requested by a Party discovering questionable activity or potential indications of suspicious activity involving the owner of beneficial owner of a Contract, the other Parties, to the extent allowed by law, shall assist the requesting Party in the investigation of such activity.

   (d) Broker-Dealer agrees to provide Prudential Annuities with an annual certification declaring (i) that it has implemented its anti-money laundering program in accordance with Section 352 of the USA PATRIOT Act, and (ii) that it or its agent will perform the specified requirements of Broker-Dealer's Customer Identification Program in the manner contemplated by Section 326 of the USA PATRIOT Act and pertinent regulations thereunder.

23. EXPENSES

   Broker-Dealer and Associated Insurance Agency shall bear all of their expenses in performance of this Agreement.

24. RIGHT TO DISCONTINUE CONTRACTS

   PALAC reserves the right to modify, change or discontinue offering any of the Contracts at any time in any jurisdiction. To the extent permitted under the Contracts, PALAC reserves the right to terminate a Contract in accordance with its terms or the extent permitted by law or regulation.

25. SCOPE OF AGREEMENT

   All Schedule(s) attached to this Agreement are incorporated into and made part of this Agreement. Schedules are subject to change at any time with proper notice to Broker-Dealer and Associated Insurance Agency. Breach of any of the Schedules constitutes breach of this Agreement.

26. REVOCATION OF PRIOR AGREEMENTS

   Upon execution of this Agreement, all previous agreements between PALAC, PAD, Broker-Dealer and Associated Insurance Agency relating to the subject matter hereof are terminated. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings, agreements or negotiations. No prior writings shall be used by Broker-Dealer or Associated Insurance Agency in connection with the interpretation of any provision of this Agreement. Notwithstanding, the foregoing, execution of this Agreement shall not affect any obligations, which have already accrued under any prior agreement. Any and all acts, or failures to act, occurring during the term of such prior agreement are governed by the terms of such prior agreement.

27. TERMINATION

   (a) This Agreement may be terminated at the discretion of any party to this Agreement upon thirty (30) days written notice to the other parties, or at the option of any party hereto upon the breach by any other party of

InsProdSalesAgr (Rev 01/08)                                      Page 12 of 14
the representations, warranties and/or covenants and terms of this Agreement. Prudential Annuities will mail written notice of termination to the last known mailing address of Broker-Dealer or Associated Insurance Agency. Broker-Dealer and Associated Insurance Agency should mail any written notice of termination to PALAC at the address shown in Paragraph 27. Paragraph 10, 11, 13 and 21 shall survive any such termination.

   (b) This Agreement shall automatically terminate without notice upon occurrence of any of the following events:

      (i) Broker-Dealer or Associated Insurance Agency files for bankruptcy or dissolution, or financial or corporate reorganization under federal or state insolvency laws or if organized as a partnership, bankruptcy or dissolution of any of the partners, except that in such case the Agreement shall only terminate as to the bankrupt or dissolved partner.

      (ii) Fraud or gross negligence by Broker-Dealer or Associated Insurance Agency in the performance of any duties imposed by this Agreement or withholding or misappropriation, for Broker-Dealer or Associated Insurance Agency's own use, funds belonging to PALAC or PALAC's Contract owners, applicants, beneficiaries or payees.

      (iii) When and if Broker-Dealer or Associated Insurance Agency materially breach this Agreement or materially violate applicable Federal or state laws, including but not limited to federal securities laws or state insurance laws in any jurisdiction in which Broker-Dealer or Associated Insurance Agency transact business, whether or not in relation to Prudential Annuities or Contracts issued by PALAC.

      (iv) When and if Broker-Dealer or Associated Insurance Agency fail to obtain renewal of a necessary license in any jurisdiction, but only as to that jurisdiction.

      (v) When and if Broker-Dealer is disqualified for continued membership with FINRA or registration with the SEC, but only as to Registered Contracts.

28. NOTICE

   (a) In the event of sale, transfer or assignment of a controlling interest in Broker-Dealer or Associated Insurance Agency, notice shall be provided in writing to PALAC no less than thirty (30) days before the closing date.

   (b) All notices to Prudential Annuities relating to this Agreement should be delivered by certified or express mail to:

          General Counsel
          Prudential Annuities Life Assurance Corporation
          One Corporate Drive
          Shelton, Connecticut 06484

All notices to Broker-Dealer and Associated Insurance Agency will be mailed to their respective address listed below.

29. SEVERABILITY

   The provisions of this Agreement are severable. Should any provision of this Agreement be held unenforceable, those provisions not affected by such determination shall remain in full force and effect.

30. GOVERNING LAW

   This Agreement will be construed in accordance with the laws of the State of Connecticut exclusive of conflicts of law rules.

InsProdSalesAgr (Rev 01/08)                                      Page 13 of 14

31. HEADINGS

   The headings in this Agreement are for reference purposes only and shall not be deemed part of this Agreement or affect its meaning or interpretation.

By executing this Sales Agreement, Broker-Dealer and any Associated Insurance Agencies acknowledge that each has read this Agreement in its entirety and is in agreement with the terms and conditions outlining the rights and duties of PALAC, PAD, Broker-Dealer and any Associated Insurance Agencies under this Agreement.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective as set forth above, upon the Effective Date below.

PRUDENTIAL ANNUITIES LIFE              PRUDENTIAL ANNUITIES
ASSURANCECORPORATION                   DISTRIBUTORS,INCORPORATED

By:                                    By:
         ----------------------------              ----------------------------

Title:                                 Title:
         ----------------------------              ----------------------------

BROKER-DEALER                          ASSOCIATED INSURANCE AGENCY

-------------------------------------  ----------------------------------------
(Name)                                 (Name)

-------------------------------------  ----------------------------------------
(Street Address)                       (Street Address)

-------------------------------------  ----------------------------------------
(City, State, Zip)                     (City, State, Zip)

By:                                    By:
         ----------------------------              ----------------------------

Title:                                 Title:
         ----------------------------              ----------------------------

                                       For States:
                                                   ----------------------------

Tax ID#:                               Tax ID#
         ----------------------------              ----------------------------

                                       PLEASE ATTACH ADDITIONAL SIGNATURE
                                       PAGESIF MORE THAN ONE ASSOCIATED
                                       INSURANCEAGENCY EXISTS

EFFECTIVE DATE:_______________________________

InsProdSalesAgr (Rev 01/08)                                      Page 14 of 14